Cumulus Media Reports Operating Results for 2022

Total Revenue of $953.5 Million, Up 4% Year-Over-Year
Digital Revenue of More Than $142 Million, Up 12% Year-Over-Year
Net Income of $16.2 Million, Down 6% Year-Over-Year
Adjusted EBITDA of $166.0 Million, Up 23% Year-Over-Year

ATLANTA, GA — February 23, 2023: Cumulus Media Inc. (NASDAQ: CMLS) (the “Company,” "Cumulus Media," “we,” “us,” or “our”) today announced operating results for the three months and year ended December 31, 2022.

Mary G. Berner, President and Chief Executive Officer of Cumulus Media, said, "Despite considerable economic turbulence, we delivered fourth quarter financial performance in the upper half of our guidance range, continuing a multi-year period of significant accomplishments. Operating through a series of difficult macroeconomic environments, including the pandemic, we successfully executed a strategic plan under which we developed and drove new areas of growth, right-sized the balance sheet, improved the Company’s operating leverage and returned capital to shareholders. As a result, we have delivered consistent revenue growth, built several digital businesses to a $150+ million revenue run-rate, reduced our net leverage to its lowest level in more than a decade, and boosted our liquidity to give ourselves optionality regarding capital allocation.”

Berner added, “Looking ahead to 2023, we continue to face substantial economic headwinds. However, our battle-tested skill in performing during challenging times, as well as our very strong financial position, gives us substantial confidence in our ability to not only weather this depressed ad environment but take full advantage of opportunities that may arise over the coming quarters.”

2022 Key Highlights:

•Increased total revenue by 4% year-over-year to $953.5 million

•Increased digital revenue by 12% year-over-year, to more than $142 million (~15% of revenue)
◦Grew local digital marketing services 16% year-over-year with successful launch of Boost suite of digital presence products contributing to growth
◦Grew Cumulus Podcast Network revenue 11% year-over-year, driven by year-over- year download increase of 26% (from approximately 1.2 billion to 1.5 billion)
◦Increased streaming revenue by 12% year-over-year, driven by enhanced monetization across multiple ad channels and expansion of NFL representation to include streaming rights for first time ever

•Delivered net income of $16.2 million, a decrease of 6% with margin reduction of approximately 20 basis points
◦Recorded a non-cash, pre-tax FCC license impairment charge of $15.5 million in 2022
◦Recorded a gain on early extinguishment of debt of $20.0 million in 2021

•Increased Adjusted EBITDA(1) by 23% year-over-year, to $166.0 million
◦Finished 2022 with full year fixed costs approximately $90 million below 2019 baseline
◦Increased Adjusted EBITDA margin(1) year-over-year by approximately 270 basis points
◦Generated $78.5 mm of cash from operations

•Completed $31.8 million of share repurchases for 2.5 million shares (representing 12.1% of weighted average diluted common shares outstanding as of 12/31/21)
◦Completed $25.0 million tender offer for 1.7 million shares
◦Repurchased additional $6.8 million of shares in open market (approximately 817,000 shares)
◦Retained $18.2 million of availability at year-end under previously announced $50 million share repurchase authorization

•Reduced gross debt by $86.5 million, achieving the lowest net leverage levels in more than a decade – best among peers
◦Retired $74.0 million of debt (both term loan and senior notes) through open market repurchases at an average price of 93.9% of par
◦Reported total debt of $719.4 million, cash of $107.4 million and net debt(1) of $611.9 million at 12/31/22
◦Reduced net leverage(1) from 4.7x at 12/31/21 to 3.7x at 12/31/22

Operating Summary (dollars in thousands, except percentages and per share data):

For the three months ended December 31, 2022, the Company reported net revenue of $251.3 million, a decrease of 0.4% from the three months ended December 31, 2021, net loss of $0.1 million and Adjusted EBITDA of $42.7 million.

For the year ended December 31, 2022, the Company reported net revenue of $953.5 million, an increase of 4.0% from the year ended December 31, 2021, net income of $16.2 million and Adjusted EBITDA of $166.0 million.

As Reported	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	% Change
Net revenue	$251,270	$252,304	(0.4)%
Net (loss) income	$(54)	$17,639	N/A
Adjusted EBITDA	$42,717	$43,241	(1.2)%
Basic (loss) income per share	$(0.00)	$0.86	N/A
Diluted (loss) income per share	$(0.00)	$0.84	N/A

As Reported	Year Ended December 31, 2022	Year Ended December 31, 2021	% Change
Net revenue	$953,506	$916,467	4.0%
Net income	$16,235	$17,278	(6.0)%
Adjusted EBITDA	$165,982	$134,857	23.1%
Basic income per share	$0.83	$0.84	(1.2)%
Diluted income per share	$0.81	$0.83	(2.4)%

(1)Adjusted EBITDA, Adjusted EBITDA margin, net debt, and net leverage are not financial measures calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Net leverage is as defined in our Senior Credit Facility. For additional information, see “Non-GAAP Financial Measures.”

Revenue Detail Summary (dollars in thousands):

As Reported	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	% Change
Broadcast radio revenue:
Spot	$124,099	$121,820	1.9%
Network	63,525	71,318	(10.9)%
Total broadcast radio revenue	187,624	193,138	(2.9)%
Digital	37,708	35,036	7.6%
Other	25,938	24,130	7.5%
Net revenue	$251,270	$252,304	(0.4)%

As Reported	Year Ended December 31, 2022	Year Ended December 31, 2021	% Change
Broadcast radio revenue:
Spot	$479,834	$457,607	4.9%
Network	229,772	252,567	(9.0)%
Total broadcast radio revenue	709,606	710,174	(0.1)%
Digital	142,312	126,874	12.2%
Other	101,588	79,419	27.9%
Net revenue	$953,506	$916,467	4.0%

Balance Sheet Summary (dollars in thousands):

	December 31, 2022	December 31, 2021
Cash and cash equivalents	$107,433	$177,028
Term loan due 2026 (2)	$338,452	$356,240
6.75% Senior notes (2)	$380,927	$449,695

	Year Ended December 31, 2022	Year Ended December 31, 2021
Capital expenditures	$31,062	$29,091

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021
Capital expenditures	$12,502	$7,103

(2)Excludes unamortized debt issuance costs.

Earnings Conference Call Details
The Company will host a conference call today at 8:30 AM ET to discuss its fourth quarter and full year 2022 operating results. NetRoadshow (NRS) is the service provider for this call. They will require email address verification (one-time only) and will provide registration confirmation. To participate in the conference call, please register in advance using the link on the Company's investor relations website at www.cumulusmedia.com/investors. Upon completing registration, a calendar invitation will follow with call access details, including a unique PIN, and replay details.

To join by phone with operator-assisted dial-in, domestic callers should dial 833-470-1428 and international callers should dial 404-975-4839. If prompted, the participant access code is 463875. Please call five to ten minutes in advance to ensure that you are connected prior to the call.

The conference call will also be broadcast live in listen-only mode through a link on the Company’s investor relations website at www.cumulusmedia.com/investors. This link can also be used to access a recording of the call, which will be available shortly following its completion.

Please see an update to the Company’s investor presentation on the Company's investor relations website at www.cumulusmedia.com/investors, which may be referenced on the conference call. Unless otherwise specified, information contained in the investor presentation or on our website is not incorporated into this press release or other documents we file with, or furnish to, the SEC.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance and our plans and objectives, including with regard to returning capital to shareholders. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to differ from those contained in or implied by the forward-looking statements as a result of various factors. Such factors include, among others, risks and uncertainties related to the implementation of our strategic operating plans, the continued uncertain financial and economic conditions, the amount and frequency of our shareholder capital returns, the rapidly changing and competitive media industry, and the economy in general. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the "Risk Factors," and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections contained therein. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control, and the unexpected occurrence or failure to occur of any such events or matters could cause our actual results, performance, financial condition or achievements to differ materially from those expressed or implied by such forward-looking statements. Cumulus Media assumes no responsibility to update any forward-looking statements, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

About Cumulus Media
Cumulus Media (NASDAQ: CMLS) is an audio-first media company delivering premium content to over a quarter billion people every month — wherever and whenever they want it. Cumulus Media engages listeners with high-quality local programming through 404 owned-and-operated radio stations across 85 markets; delivers nationally-syndicated sports, news, talk, and entertainment programming from iconic brands including the NFL, the NCAA, the Masters, CNN, the AP, the Academy of Country Music Awards, and many other world-class partners across more than 9,400 affiliated stations through Westwood One, the largest audio network in America; and inspires listeners through the Cumulus Podcast Network, its rapidly growing network of original podcasts that are smart, entertaining and thought-provoking. Cumulus Media provides advertisers with personal connections, local impact and national reach through broadcast and on-demand digital, mobile, social, and voice-activated platforms, as well as integrated digital marketing services, powerful influencers, full-service audio solutions, industry-leading research and insights, and live event experiences. Cumulus Media is the only audio media company to provide marketers with local and national advertising performance guarantees. For more information visit www.cumulusmedia.com.

Non-GAAP Financial Measures

From time to time, we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Consolidated adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA" or "EBITDA") is the financial metric by which management and the chief operating decision maker allocate resources of the Company and analyze the performance of the Company as a whole. Management also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and the funding of our non-operating expenses including debt service and acquisitions. In addition, consolidated Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our Refinanced Credit Agreement.

In determining Adjusted EBITDA, we exclude the following from net (loss) income: interest, taxes, depreciation, amortization, stock-based compensation expense, gain or loss on the exchange, sale, or disposal of any assets or stations or early extinguishment of debt, local marketing agreement fees, restructuring costs, expenses relating to acquisitions and divestitures, non-routine legal expenses incurred in connection with certain litigation matters, and non-cash impairments of assets, if any. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by net revenue.

Management believes that Adjusted EBITDA, with and excluding impact of political advertising, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community as a measure for determining the market value of a media company and, along with Adjusted EBITDA margin, for comparing the operational and financial performance among media companies. Management has also observed that Adjusted EBITDA, with and excluding impact of political advertising, is routinely utilized to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, management believes that investors consider these metrics to be extremely useful.

The Company presents revenue, excluding impact of political revenue. As a result of the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting net revenue, excluding impact of political revenue, provides useful information to investors about the Company’s revenue growth comparable from period to period.

The Company presents the non-GAAP financial measure net debt which is total debt principal, gross, less cash and cash equivalents. The Company also presents the non-GAAP financial measure net leverage, which is defined in our Senior Credit Facility as net debt divided by Adjusted EBITDA. Management believes that net leverage and net debt are important measures to monitor leverage and evaluate the balance sheet. Additionally, net leverage is required for complying with certain covenants under the Company's credit agreements.

We refer to Adjusted EBITDA, with and excluding the impact of political advertising, Adjusted EBITDA margin, net revenue, excluding impact of political revenue, net debt and net leverage as the "Non-GAAP Financial Measures." Non-GAAP Financial Measures should not be considered in isolation or as a substitute for net income, net revenue, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Non-GAAP Financial Measures may be defined or calculated differently by other companies and, therefore, comparability may be limited.

For further information, please contact:
Cumulus Media Inc.
Investor Relations Department
IR@cumulus.com
404-260-6600

Supplemental Financial Data and Reconciliations

Cumulus Media Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands)

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net revenue	$251,270	$252,304	$953,506	$916,467
Operating expenses:
Content costs	99,685	98,382	357,478	358,691
Selling, general & administrative expenses	98,048	100,457	383,375	376,832
Depreciation and amortization	14,983	13,749	56,386	53,545
Local marketing agreement fees	13	13	44	1,075
Corporate expenses	11,060	10,337	47,980	55,029
Stock-based compensation expense	1,517	1,404	6,229	5,191
Restructuring costs	1,399	7,657	8,218	14,604
(Gain) loss on sale of assets or stations	(452)	3,044	(1,537)	(17,616)
Impairment of intangible assets	15,544	—	15,544	—
Total operating expenses	241,797	235,043	873,717	847,351
Operating income	9,473	17,261	79,789	69,116
Non-operating (expense) income:
Interest expense	(17,402)	(16,020)	(64,890)	(67,847)
Gain on early extinguishment of debt	2,620	20,000	4,496	20,000
Other income (expense), net	294	(677)	210	(1,009)
Total non-operating (expense) income, net	(14,488)	3,303	(60,184)	(48,856)
(Loss) income before income taxes	(5,015)	20,564	19,605	20,260
Income tax benefit (expense)	4,961	(2,925)	(3,370)	(2,982)
Net (loss) income	$(54)	$17,639	$16,235	$17,278

The following tables reconcile net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDA margin for the periods presented herein (dollars in thousands):

As Reported	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021
GAAP net (loss) income	$(54)	$17,639
Income tax (benefit) expense	(4,961)	2,925
Non-operating expense, including net interest expense	17,108	16,697
Local marketing agreement fees	13	13
Depreciation and amortization	14,983	13,749
Stock-based compensation expense	1,517	1,404
(Gain) loss on sale or disposal of assets or stations	(452)	3,044
Impairment of intangible assets	15,544	—
Restructuring costs	1,399	7,657
Non-routine legal expenses	21	41
Gain on early extinguishment of debt	(2,620)	(20,000)
Franchise taxes	219	72
Adjusted EBITDA	$42,717	$43,241

Net revenue	$251,270	$252,304

Adjusted EBITDA margin	17.0%	17.1%

As Reported	Year Ended December 31, 2022	Year Ended December 31, 2021
GAAP net income	$16,235	$17,278
Income tax expense	3,370	2,982
Non-operating expense, including net interest expense	64,680	68,856
Local marketing agreement fees	44	1,075
Depreciation and amortization	56,386	53,545
Stock-based compensation expense	6,229	5,191
Gain on sale or disposal of assets or stations	(1,537)	(17,616)
Impairment of intangible assets	15,544	—
Restructuring costs	8,218	14,604
Non-routine legal expenses	544	8,257
Gain on early extinguishment of debt	(4,496)	(20,000)
Franchise taxes	765	685
Adjusted EBITDA	$165,982	$134,857

Net revenue	$953,506	$916,467

Adjusted EBITDA margin	17.4%	14.7%

The following tables reconcile the as reported net revenue and as reported Adjusted EBITDA, both including and excluding the impact of political, for the periods presented herein (dollars in thousands):

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021
As reported net revenue	$251,270	$252,304
Political revenue	(8,298)	(1,391)
As reported net revenue, excluding impact of political revenue	$242,972	$250,913

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021
As reported Adjusted EBITDA	$42,717	$43,241
Political EBITDA	(7,469)	(1,252)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$35,248	$41,989

	Year Ended December 31, 2022	Year Ended December 31, 2021
As reported net revenue	$953,506	$916,467
Political revenue	(18,425)	(4,656)
As reported net revenue, excluding impact of political revenue	$935,081	$911,811

	Year Ended December 31, 2022	Year Ended December 31, 2021
As reported Adjusted EBITDA	$165,982	$134,857
Political EBITDA	(16,583)	(4,190)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$149,399	$130,667

The following table sets forth a reconciliation of our total debt principal, gross, cash and cash equivalents, and Adjusted EBITDA to net leverage for the periods presented herein (dollars in thousands):

	As of December 31,
	2022	2021
Total debt principal, gross	$719,379	$805,935
Less: Cash and cash equivalents	(107,433)	(177,028)
Total debt principal, net	$611,946	$628,907

	Year Ended December 31,
	2022	2021
Adjusted EBITDA	$165,982	$134,857

Net leverage	3.7x	4.7x